MCCARTNEY ENGINEERING, LLC
CONSULTING PETROLEUM ENGINEERS
--------------------------------------------------------------------------------
4251 Kipling St., Ste 575 Wheat Ridge, CO 80033 (303) 830-7208 Fax (303)830-7004


March 23, 2005

Mr. Wayne Beninger
Southwest Oil & Gas Management, Inc.
4925 Greenville Avenue, Suite 120
Dallas, Texas 75206

Re: Review of Methodology Regarding Reserve Estimates and Cash Flow Projections for the TK Petrosearch L.L.C. Blue Ridge Dome Oil Property.

Dear Mr. Beninger,

Pursuant to your request, we have reviewed your internally generated estimates of the remaining reserves and future net revenue for eight producing oil wells in the Blue Ridge Dome field, Bend County, Texas owned by TK Petrosearch L.L.C, a wholly owned subsidiary of PetroSearch Energy Corporation. The analyses were run in accordance with the Security and Exchange Commission procedures and based on non-escalated product prices and operating expenses. The effective date of the reserve determination is December 31, 2004. The results as calculated by Mr. Beninger are summarized below:

                   Net Remaining Reserves      Estimated Future Net Revenue
                  As of December 31, 2004                      Discounted at
Reserve Category         Oil (BBL)            Undiscounted       10 Percent
----------------  ------------------------  -----------------  --------------
Proved Producing          38,506            $       1,029,243  $      926,587

Source of Data
--------------

Historic performance data, interest factors, product pricing, and lease operating expenses were supplied by Mr. Beninger for use in this review.

Reserve Definitions
-------------------

The Beninger reserves for the eight wells in his analysis are classified in the proved developed producing category. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Proved developed producing reserves are those which are expected to be produced from existing completion intervals now open for production in existing wells

Mr. Wayne Beninger
March 23, 2005
Page 2

Method of Assigning Reserves
----------------------------

Reserves were determined through the application of industry accepted evaluation methods. Long term performance histories on the four older wells were not available since this production was reported on a lease basis and not an individual well basis. However, daily performance data for these four wells (in aggregate) was available since April 2004. For the four more recent wells, daily performance data (in aggregate) has been available from inception (October
2003). Based on this data, remaining reserves were estimated from an extrapolation of this past performance.

Oil Prices
----------

Mr. Beninger utilized the oil price of $42.83/BBL in effect December 31, 2004. This price was held constant for the life of production. There is no gas sold from these properties.

Expenses
--------

Mr. Beninger based the operating expenses on historic data. These expenses were projected to remain constant for the life of the properties. Applicable severance and ad valorem taxes were considered in the cash flow projections. No deductions were made for general or corporate overhead, depletion, depreciation, or other indirect expenses.

Projected net income is before state and federal income tax and does not consider encumbrances against the properties, if such exist. The value of salvageable equipment has not been included in this evaluation.

Summary
-------

In our opinion, the methodology used by Mr. Beninger in estimating the remaining reserves and associated future cash flow projections is consistent with accepted industry standards and meets the requirements of the Security and Exchange Commission.

We appreciate the opportunity to provide you with this review.

Yours truly,
McCartney Engineering, LLC

/s/ Jack A. McCartney

Jack A. McCartney
Manager

                             ANNUAL CASHFLOW REPORT
                                  GRAND TOTALS

Summary Lease Report

              WELL     GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES        SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS       TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)         ($)
12/2005           7     58,163          0    29,766         0     41.83     0.00   1,245,123
12/2006           7     31,663          0    17,190         0     41.83     0.00     719,065
12/2007           6     20,713          0    11,201         0     41.83     0.00     468,531
12/2008           6     14,587          0     7,814         0     41.83     0.00     326,850
12/2009           1     10,973          0     5,651         0     41.83     0.00     236,380
12/2010           1      4,883          0     2,515         0     41.83     0.00     105,193
12/2011           1      3,013          0     1,551         0     41.83     0.00      64,892
12/2012           1      2,105          0     1,084         0     41.83     0.00      45,327
10/2013           1      1,344          0       692         0     41.83     0.00      28,958
Grand Total:           147,443          0    77,464         0     41.83     0.00   3,240,320

               OPERATING             OPERATING     OTHER    PERIODIC   CUMULATIVE         10%
DATE            EXPENSES     TAXES      INCOME     COSTS   CASH FLOW    CASH FLOW   CASH FLOW
                     ($)       ($)         ($)       ($)         ($)          ($)         ($)
12/2005          204,449    57,276     983,398   430,990     552,408      552,408    516,932
12/2006          226,228    33,077     459,760         0     459,760    1,012,168    400,287
12/2007          191,467    21,552     255,512    17,500     238,012    1,250,180    186,788
12/2008          183,167    15,035     128,648    17,500     111,148    1,361,328     79,030
12/2009           42,209    10,873     183,297         0     183,297    1,544,626    119,984
12/2010           29,795     4,839      70,560         0      70,560    1,615,185     41,887
12/2011           29,795     2,985      32,112         0      32,112    1,647,297     17,327
12/2012           29,795     2,085      13,447         0      13,447    1,660,744      6,608
10/2013           24,829     1,332       2,797         0       2,797    1,663,541      1,267
Grand Total:     961,734   149,055   2,129,531   465,990   1,663,541    1,663,541  1,370,110

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                         ECONOMICS SUMMARY:
     0.00 %      1,663,541  Effective Date                 01/2005                      Bbl Oil  Mcf Gas
    10.00 %      1,370,110  Calculated Limit               10/2013  Ultimate Gross      223,569       14
    20.00 %      1,169,030  Economic Life               106 Months  Historic Gross       80,129       14
    30.00 %      1,023,447                       8 Years 10 Months  Gross at Eff Date    76,127       14
    40.00 %        913,411  ECONOMICS INFORMATION:                  Remaining Gross     147,442        0
    50.00 %        827,353  Net Payout Date:               01/2005  Remaining Net        77,464        0
    60.00 %        758,173  Rate of Return:                 >100 %
    70.00 %        701,299  Return on Investment:             4.57
    80.00 %        653,669  Disc Return on Invest:            4.10
    90.00 %        613,157
   100.00 %        578,245

                             ANNUAL CASHFLOW REPORT

Lease Name: West Schenck (clean-outs)  Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX              Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES     SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS    TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)      ($)
02/2005           4      1,079          0       272         0     41.83     0.00   11,395
Grand Total:             1,079          0       272         0     41.83     0.00   11,395

               OPERATING           OPERATING   OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES   TAXES      INCOME   COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)     ($)         ($)     ($)         ($)          ($)        ($)
02/2005            9,932     524         939       0         939          939        930
Grand Total:       9,932     524         939       0         939          939        930

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                             ECONOMICS SUMMARY:
     0.00 %            939  Effective Date                     01/2005                       Bbl Oil   Mcf Gas
    10.00 %            930  Calculated Limit                   02/2005  Ultimate Gross         1,079         0
    20.00 %            922  Economic Life                     2 Months  Historic Gross             0         0
    30.00 %            915                            0 Years 2 Months  Gross at Eff Date          0         0
    40.00 %            908  ECONOMICS INFORMATION:                      Remaining Gross        1,079         0
    50.00 %            902  Net Payout Date:                   01/2005  Remaining Net            272         0
    60.00 %            897  Rate of Return:                     >100 %
    70.00 %            891  Return on Investment:                 0.00
    80.00 %            886  Disc Return on Invest:                0.00
    90.00 %            882  Initial Division of Interest:                                    NRI        ORI
   100.00 %            877                                   Wl:   35.000000         Oil:  25.250000  0.000000
                                                                                     Gas:  25.250000  0.000000
                                                 Reversion Date:   None        Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: West Schenck (new wells)  Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX             Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES        SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS       TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)         ($)
12/2005           4     32,517          0    16,842         0     41.83     0.00     704,499
12/2006           4     19,640          0    10,999         0     41.83     0.00     460,068
12/2007           4     11,863          0     6,643         0     41.83     0.00     277,881
11/2008           4      6,696          0     3,750         0     41.83     0.00     156,855
Grand Total:            70,716          0    38,233         0     41.83     0.00   1,599,303

               OPERATING            OPERATING   OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES    TAXES      INCOME   COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)      ($)         ($)     ($)         ($)          ($)        ($)
12/2005          120,030   32,407     552,062       0     552,062      552,062    526,875
12/2006          129,395   21,163     309,510       0     309,510      861,572    268,818
12/2007          129,395   12,783     135,704       0     135,704      997,276    107,374
11/2008          118,612    7,215      31,028       0      31,028    1,028,304     22,591
Grand Total:     497,431   73,568   1,028,304       0   1,028,304    1,028,304    925,657

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                             ECONOMICS SUMMARY:
  0.00 %         1,028,304  Effective Date                     01/2005                       Bbl Oil   Mcf Gas
 10.00 %           925,657  Calculated Limit                   11/2008  Ultimate Gross        70,716         0
 20.00 %           845,395  Economic Life                    47 Months  Historic Gross             0         0
 30.00 %           780,986                           3 Years 11 Months  Gross at Eff Date          0         0
 40.00 %           728,178  ECONOMICS INFORMATION:                      Remaining Gross       70,716         0
 50.00 %           684,099  Net Payout Date:                   01/2005  Remaining Net         38,233         0
 60.00 %           646,741  Rate of Return:                     >100 %
 70.00 %           614,664  Return on Investment:                 0.00
 80.00 %           586,809  Disc Return on Invest:                0.00
 90.00 %           562,381  Initial Division of Interest:                                    NRI        ORI
100.00 %           540,771                                 WI:    70.000000          Oil:  51.500000  0.000000
                                                                                     Gas:  51.500000  0.000000
                                               Reversion Date:    11/2005      Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: WS new well (#21)           Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX               Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES      SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS     TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)       ($)
12/2005           1      5,701          0     2,936         0     41.83     0.00   122,821
05/2006           1        826          0       426         0     41.83     0.00    17,802
Grand Total:             6,528          0     3,362         0     41.83     0.00   140,623

               OPERATING           OPERATING     OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES   TAXES      INCOME     COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)     ($)         ($)       ($)         ($)          ($)        ($)
12/2005           22,346   5,650      94,825   137,830     -43,005      -43,005    -43,776
05/2006           12,415     819       4,569         0       4,569      -38,436      4,082
Grand Total:      34,761   6,469      99,394   137,830     -38,436      -38,436    -39,694

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                             ECONOMICS SUMMARY:
  0.00 %           -38,436  Effective Date                     01/2005                       Bbl Oil   Mcf Gas
 10.00 %           -39,694  Calculated Limit                   05/2006  Ultimate Gross         6,528         0
 20.00 %           -40,685  Economic Life                    17 Months  Historic Gross             0         0
 30.00 %           -41,475                             1 Year 5 Months  Gross at Eff Date          0         0
 40.00 %           -42,111  ECONOMICS INFORMATION:                      Remaining Gross        6,528         0
 50.00 %           -42,626  Net Payout Date:                       n/a  Remaining Net          3,362         0
 60.00 %           -43,045  Rate of Return:                        n/a
 70.00 %           -43,386  Return on Investment:                 0.72
 80.00 %           -43,664  Disc Return on Invest:                0.71
 90.00 %           -43,891  Initial Division of Interest:                                    NRI        ORI
100.00 %           -44,075                                    WI:    70.000000       Oil:  51.500000  0.000000
                                                                                     Gas:  51.500000  0.000000
                                                  Reversion Date:    01/2105   Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: WS new well (#22 recomp)     Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX                Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION       NET PRODUCTION     AVERAGE PRICES      SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS     TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)       ($)
12/2005           0          0          0         0         0      0.00     0.00         0
12/2006           0          0          0         0         0      0.00     0.00         0
12/2007           0          0          0         0         0      0.00     0.00         0
12/2008           0      3,181          0     1,638         0     41.83     0.00    68,521
12/2009           1     10,337          0     5,324         0     41.83     0.00   222,684
12/2010           1      4,883          0     2,515         0     41.83     0.00   105,193
12/2011           1      3,012          0     1,551         0     41.83     0.00    64,892
12/2012           1      2,104          0     1,084         0     41.83     0.00    45,327
10/2013           1      1,344          0       692         0     41.83     0.00    28,958
Grand Total:            24,861          0    12,804         0     41.71     0.00   535,576

               OPERATING            OPERATING    OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES    TAXES      INCOME    COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)      ($)         ($)      ($)         ($)          ($)        ($)
12/2005                0        0           0        0           0            0          0
12/2006                0        0           0        0           0            0          0
12/2007                0        0           0        0           0            0          0
12/2008            4,966    3,152      60,404   17,500      42,904       42,904     29,384
12/2009           29,795   10,243     182,646        0     182,646      225,550    119,546
12/2010           29,795    4,839      70,560        0      70,560      296,109     41,887
12/2011           29,795    2,985      32,112        0      32,112      328,221     17,327
12/2012           29,795    2,085      13,447        0      13,447      341,668      6,608
10/2013           24,829    1,332       2,797        0       2,797      344,465      1,267
Grand Total:     148,974   24,636     361,965   17,500     344,465      344,465    216,019

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                             ECONOMICS SUMMARY:
  0.00 %           344,465  Effective Date                     01/2005                     Bbl Oil    Mcf Gas
 10.00 %           216,019  Calculated Limit                   10/2013  Ultimate Gross        24,861         0
 20.00 %           142,017  Economic Life                   106 Months  Historic Gross             0         0
 30.00 %            97,035                           8 Years 10 Months  Gross at Eff Date          0         0
 40.00 %            68,460  ECONOMICS INFORMATION:                      Remaining Gross       24,861         0
 50.00 %            49,625  Net Payout Date:                   11/2008  Remaining Net         12,804         0
 60.00 %            36,815  Rate of Return:                     >100 %
 70.00 %            27,865  Return on Investment:                20.68
 80.00 %            21,463  Disc Return on Invest:               18.93
 90.00 %            16,789  Initial Division of Interest:                                    NRI        ORI
100.00 %            13,314                                   Wl:    70.000000        Oil:  51.500000  0.000000
                                                                                     Gas:  51.500000  0.000000
                                                 Reversion Date:    01/2105    Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: WS new well (#28 recomp)       Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX                  Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES      SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS     TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)       ($)
12/2005           0      3,453          0     1,778         0     41.83     0.00    74,384
10/2006           1      2,406          0     1,239         0     41.83     0.00    51,836
Grand Total:             5,859          0     3,017         0     41.83     0.00   126,220

               OPERATING           OPERATING    OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES   TAXES      INCOME    COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)     ($)         ($)      ($)         ($)          ($)        ($)
12/2005            9,932   3,422      61,030   17,500      43,530       43,530     40,033
10/2006           24,829   2,384      24,623        0      24,623       68,153     21,835
Grand Total:      34,761   5,806      85,653   17,500      68,153       68,153     61,869

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                             ECONOMICS SUMMARY:
  0.00 %            68,153  Effective Date                     01/2005                       Bbl Oil   Mcf Gas
 10.00 %            61,869  Calculated Limit                   10/2006  Ultimate Gross         5,859         0
 20.00 %            56,661  Economic Life                    22 Months  Historic Gross             0         0
 30.00 %            52,274                            1 Year 10 Months  Gross at Eff Date          0         0
 40.00 %            48,529  ECONOMICS INFORMATION:                      Remaining Gross        5,859         0
 50.00 %            45,293  Net Payout Date:                   09/2005  Remaining Net          3,017         0
 60.00 %            42,471  Rate of Return:                     >100 %
 70.00 %            39,986  Return on Investment:                 4.89
 80.00 %            37,783  Disc Return on Invest:                4.80
 90.00 %            35,814  Initial Division of Interest:                                    NRI        ORI
100.00 %            34,046                                 WI:    70.000000          Oil:  51.500000  0.000000
                                                                                     Gas:  51.500000  0.000000
                                               Reversion Date:    01/2105      Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: WS new well (#29)        Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX            Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES      SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS     TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)       ($)
12/2005           1      8,501          0     4,378         0     41.83     0.00   183,139
12/2006           1      5,145          0     2,650         0     41.83     0.00   110,832
12/2007           1      2,898          0     1,492         0     41.83     0.00    62,421
12/2008           1      1,931          0       994         0     41.83     0.00    41,593
05/2009           1        636          0       327         0     41.83     0.00    13,696
Grand Total:            19,110          0     9,842         0     41.83     0.00   411,681

               OPERATING            OPERATING     OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES    TAXES      INCOME     COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)      ($)         ($)       ($)         ($)          ($)        ($)
12/2005           22,346    8,424     152,368   137,830      14,538       14,538     10,359
12/2006           29,795    5,098      75,939         0      75,939       90,477     66,084
12/2007           29,795    2,871      29,755         0      29,755      120,233     23,534
12/2008           29,795    1,913       9,885         0       9,885      130,117      7,134
05/2009           12,415      630         651         0         651      130,769        438
Grand Total:     124,145   18,937     268,599   137,830     130,769      130,769    107,548

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                                ECONOMICS SUMMARY:
  0.00 %           130,769  Effective Date                        01/2005                       Bbl Oil   Mcf Gas
 10.00 %           107,548  Calculated Limit                      05/2009  Ultimate Gross        19,110         0
 20.00 %            89,744  Economic Life                       53 Months  Historic Gross             0         0
 30.00 %            75,724                               4 Years 5 Months  Gross at Eff Date          0         0
 40.00 %            64,438  ECONOMICS INFORMATION:                         Remaining Gross       19,110         0
 50.00 %            55,184  Net Payout Date:                      11/2005  Remaining Net          9,842         0
 60.00 %            47,478  Rate of Return:                        >100 %
 70.00 %            40,975  Return on Investment:                    1.95
 80.00 %            35,424  Disc Return on Invest:                   1.81
 90.00 %            30,638  Initial Division of Interest:                                       NRI        ORI
100.00 %            26,476                                 WI:    70.000000             Oil:  51.500000  0.000000
                                                                                        Gas:  51.500000  0.000000
                                               Reversion Date:    01/2105         Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: WS new well (#41)        Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX            Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES      SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS     TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)       ($)
12/2005           1      6,911          0     3,559         0     41.83     0.00   148,886
12/2006           1      3,645          0     1,877         0     41.83     0.00    78,526
07/2007           1      1,058          0       545         0     41.83     0.00    22,786
Grand Total:            11,614          0     5,981         0     41.83     0.00   250,199

               OPERATING            OPERATING     OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES    TAXES      INCOME     COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)      ($)         ($)       ($)         ($)          ($)        ($)
12/2005           19,863    6,849     122,174   137,830     -15,656      -15,656    -17,490
12/2006           29,795    3,612      45,119         0      45,119       29,463     39,468
07/2007           17,380    1,048       4,358         0       4,358       33,821      3,522
Grand Total:      67,038   11,509     171,651   137,830      33,821       33,821     25,501

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                              ECONOMICS SUMMARY:
  0.00 %            33,821  Effective Date                      01/2005                       Bbl Oil   Mcf Gas
 10.00 %            25,501  Calculated Limit                    07/2007  Ultimate Gross        11,614         0
 20.00 %            18,903  Economic Life                     31 Months  Historic Gross             0         0
 30.00 %            13,572                             2 Years 7 Months  Gross at Eff Date          0         0
 40.00 %             9,197  ECONOMICS INFORMATION:                       Remaining Gross       11,614         0
 50.00 %             5,557  Net Payout Date:                    03/2006  Remaining Net          5,981         0
 60.00 %             2,494  Rate of Return:                     69.55 %
 70.00 %              -109  Return on Investment:                  1.25
 80.00 %            -2,341  Disc Return on Invest:                 1.19
 90.00 %            -4,268  Initial Division of Interest:                                     NRI        ORI
100.00 %            -5,944                                 WI:    70.000000           Oil:  51.500000  0.000000
                                                                                      Gas:  51.500000  0.000000
                                               Reversion Date:    01/2105       Injection:   0.000000  0.000000

                             ANNUAL CASHFLOW REPORT

Lease Name: WS new well (#41 recomp 1)        Operator: Petrosearch Operating Company
County, ST: Fort Bend, TX                     Field Name: Blue Ridge Dome
Location: 0-0-0

               WELL    GROSS PRODUCTION      NET PRODUCTION      AVERAGE PRICES      SALES
DATE          COUNT        OIL        GAS       OIL       GAS       OIL      GAS     TOTAL
                         (BBL)      (MCF)     (BBL)     (MCF)   ($/BBL)  ($/MCF)       ($)
12/2005           0          0          0         0         0      0.00     0.00         0
12/2006           0          0          0         0         0      0.00     0.00         0
12/2007           1      4,895          0     2,521         0     41.83     0.00   105,443
12/2008           1      2,780          0     1,432         0     41.83     0.00    59,881
Grand Total:             7,674          0     3,952         0     41.58     0.00   165,323

               OPERATING           OPERATING    OTHER    PERIODIC   CUMULATIVE        10%
DATE            EXPENSES   TAXES      INCOME    COSTS   CASH FLOW    CASH FLOW  CASH FLOW
                     ($)     ($)         ($)      ($)         ($)          ($)        ($)
12/2005                0       0           0        0           0            0          0
12/2006                0       0           0        0           0            0          0
12/2007           14,897   4,850      85,695   17,500      68,195       68,195     52,358
12/2008           29,795   2,755      27,331        0      27,331       95,526     19,922
Grand Total:      44,692   7,605     113,026   17,500      95,526       95,526     72,280

DISCOUNT PRESENT WORTH:     ECONOMIC DATES:                             ECONOMICS SUMMARY:
  0.00 %            95,526  Effective Date                     01/2005                       Bbl Oil   Mcf Gas
 10.00 %            72,280  Calculated Limit                   12/2008  Ultimate Gross         7,674         0
 20.00 %            56,072  Economic Life                    48 Months  Historic Gross             0         0
 30.00 %            44,416                            4 Years 0 Months  Gross at Eff Date          0         0
 40.00 %            35,813  ECONOMICS INFORMATION:                      Remaining Gross        7,674         0
 50.00 %            29,319  Net Payout Date:                   07/2007  Remaining Net          3,952         0
 60.00 %            24,323  Rate of Return:                     >100 %
 70.00 %            20,413  Return on Investment:                 6.46
 80.00 %            17,309  Disc Return on Invest:                6.28
 90.00 %            14,812  Initial Division of Interest:                                    NRI        ORI
100.00 %            12,779                                 WI:    70.000000          Oil:  51.500000  0.000000
                                                                                     Gas:  51.500000  0.000000
                                               Reversion Date:    01/2105      Injection:   0.000000  0.000000